                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)


                                 April 17, 2003
                                 --------------
                                 DATE OF REPORT


                           LILLIAN VERNON CORPORATION
                           --------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



           Delaware                     1-9637                  13-2529859
           --------                     ------                  ----------
(STATE OR OTHER JURISDICTION   (COMMISSION FILE NUMBER)       (I.R.S. EMPLOYER
      OF INCORPORATION)                                      IDENTIFICATION NO.)


               One Theall Road
                Rye, New York                                      10580
                -------------                                      -----
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                       (ZIP CODE)


                                 (914) 925-1200
                                 --------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


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ITEM 5. OTHER EVENTS

     The Registrant has announced the signing of a definitive merger agreement with Ripplewood Holdings LLC ("Ripplewood") pursuant to which Ripplewood will acquire the Registrant for $7.25 per share in cash. The transaction is subject to stockholder approval and satisfaction of certain other closing conditions.

     The annexed press release was issued on April 16, 2003.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 17, 2003

                                             LILLIAN VERNON CORPORATION
                                                    (Registrant)


                                             By: /s/ Richard P. Randall
                                                 -------------------------------
                                                 Richard P. Randall
                                                 Executive Vice President,
                                                 Chief Operating Officer,
                                                 Chief Financial Officer








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FOR IMMEDIATE RELEASE                      CONTACTS: Lillian Vernon Corporation
Wednesday, April 16, 2003                            Richard P. Randall
                                                     (914) 925-1200
                                                     (917) 647-9047

                                                     ZelnickMedia
                                                     Jim Friedlich
                                                     (212) 223-1383 x244


                           RIPPLEWOOD AND ZELNICKMEDIA
                      TO ACQUIRE LILLIAN VERNON CORPORATION

Rye, New York, April 16, 2003 - Lillian Vernon Corporation (AMEX:LVC) announced today the signing of a definitive merger agreement with a private equity fund managed by Ripplewood Holdings L.L.C. pursuant to which Ripplewood will acquire Lillian Vernon Corporation for $7.25 per share in cash. The purchase price represents approximately a 73% premium over the $4.20 closing market price of the Company's common stock on Tuesday, April 15, 2003. Ripplewood's Industrial Partner, ZelnickMedia, will be responsible for the day-to-day management of the Company. The Company will continue to operate as a leader in the catalog and direct marketing business. The Company also simultaneously entered into a consulting agreement with ZelnickMedia Corporation for the period between the signing of the merger agreement and the consummation of the transaction. Mr. Strauss Zelnick will be the Chairman of the new company.

Following the acquisition, Ms. Lillian Vernon, the founder, current Chairman of the Board and largest stockholder of the Company, will continue to serve as the Company's non-executive Chairman as well as the Company's spokesperson. Ms. Vernon will no longer be responsible for the day-to-day operations of the business, and is expected to own 5% of the acquired company following the merger.

The transaction, which has been approved by the Board of Directors of Lillian Vernon, is subject to the approval of the Company's shareholders and the satisfaction of other customary closing conditions, including the receipt of required financing. Commitment letters have been obtained with respect to all necessary financing in connection with the transaction. The transaction is expected to close by July 31, 2003.

"I am delighted to announce the proposed merger. We believe that the $7.25 per share cash offer provides an attractive price for our shareholders. I am very pleased to be able to find a group that understands our customers and is interested in taking the Company to its next level," said Ms. Vernon. "I am looking forward to my continued involvement in those parts of the company to which I can contribute and which I truly enjoy," Ms. Vernon added.

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"Ripplewood and ZelnickMedia are delighted to be working with Lillian Vernon,"
said Strauss Zelnick. "We have enormous respect for Ms. Vernon as an entrepreneur, merchandiser, and direct marketing pioneer. The Lillian Vernon catalog has for decades been a nationally recognized leader of the gifts category. We look forward to working with Ms. Vernon and her team to take advantage of new opportunities in licensing, on television, and in other media, as well as to increase the Company's already sizeable online presence. We are very excited about the opportunity to build upon the foundation of this terrific brand."

Lillian Vernon Corporation is a 52 year-old specialty catalog and online retailer that markets gift, household, kitchen, gardening, Christmas, and children's products. The Company is one of the largest specialty catalog marketers in the United States. Lillian Vernon and its subsidiaries publish seven catalog titles: Lillian Vernon, Lilly's Kids, Christmas Memories, Favorites, Personalized Gifts, Sales and Bargains, and Rue de France. The Company also sells its products in the business-to-business market and through retail outlet stores.

Ripplewood manages approximately $4 billion of committed capital through four institutional private equity funds, focusing primarily on investments in the U.S. and Japan. Ripplewood is a pioneer of the "Industrial Partner" investment philosophy, in which the firm forms partnerships with world-class operating executives to acquire businesses in targeted industries and pursue pre-defined strategies to enhance the value of these businesses.

ZelnickMedia is a partnership of experienced media executives that owns interests in, advises, and manages an array of media enterprises in recorded music, magazine publishing, CD manufacturing, online games, and media-related software, both in the U.S. and Asia. ZelnickMedia has worked closely with Ripplewood on various investment opportunities since the firm was founded by Strauss Zelnick two years ago.

Bear, Stearns & Co. Inc. was the advisor to Ripplewood and ZelnickMedia, and Goldman, Sachs & Co. acted as financial advisor to Lillian Vernon Corporation, on the transaction.

SAFE HARBOR

This press release includes forward-looking information and statements that are subject to risks and uncertainties that could cause actual results to differ materially. These statements are often identified by words such as "expect", "anticipated" and "intend."

Statements regarding the expected date of completion of the transaction are subject to the risk that the closing conditions will not be satisfied, including the risk that the required financing will not be obtained or that the shareholders of Lillian Vernon will not approve the transaction and that the transaction will not be consummated.

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Investors and security holders are urged to read the proxy statement regarding the merger when it becomes available because it will contain important information. The proxy statement will be filed with the Securities and Exchange Commission by Lillian Vernon. Investors and security holders may obtain a free copy of the proxy statement (when it is available) and other documents filed by Lillian Vernon at the SEC's web site at www.sec.gov. The proxy statement may also be obtained for free from the Company.